UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2008

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	000-51525 Commission File Number	20-3135053 I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 8.01 Other Events.
On December 16, 2008, Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks (the “Bank”) announced that the Bank had entered into a Purchase and Assumption Agreement (the “Agreement”) with The Bank of Western Massachusetts (“BoWM”) to acquire certain assets and assume certain liabilities of a full-service branch office of BoWM located in Haydenville, Massachusetts (collectively, the “Office”). As of October 15, 2008, aggregate deposit liabilities related to the Office to be assumed by the Bank totaled approximately $12 million. The Bank has agreed to pay a premium of 4% of the deposits on the acquisition date. No customer loans are being transferred in connection with this transaction. The proposed acquisition of the Office is subject to customary closing conditions, including receipt of applicable state and federal regulatory approvals. The Bank intends to consummate its purchase and assumption transaction during the first quarter of 2009.
The public announcement regarding this acquisition was made by means of a press release, the text of which is set forth in Exhibit 99 to this Form 8-K and which is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements And Exhibits
Exhibit No. 99-1     Press Release dated December 16, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: December 16, 2008	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release issued by the Company on December 16, 2008.